Exhibit 32.2

CERTIFICATION of Chief Financial Officer
Pursuant to Section 906 of The Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Farmer Bros. Co. (the "Company") on Form 10-K for the fiscal year ended June 30, 2005, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, John E. Simmons, Treasurer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	the Report fully complies with the requirements of Section 13(a)
or 15(d) of the Securities Exchange Act of 1934; and
2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

Dated: September 13, 2005

/s/ John E. Simmons
John E. Simmons
Treasurer and Chief Financial Officer
(Principal Financial and Accounting Officer)



A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.